ATSG Reports Fourth Quarter and Full-Year 2023 Results
Projects sharply lower 2024 capital expenditures, improving cash flow

WILMINGTON, OH, February 26, 2024 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body freighter aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the quarter and year ended December 31, 2023. Those results, as compared with the same periods in 2022, were as follows:

Fourth Quarter Results
•Revenues $517 million, down 3%
•GAAP Loss per Share (basic) from Continuing Operations $0.24, down $0.82
•GAAP Pretax Loss from Continuing Operations $15.6 million, including $24.4 million non-cash settlement expense associated with the partial termination of a pension plan
•Adjusted Pretax* Earnings $19.8 million, down 69%
•Adjusted EPS* $0.18, down $0.35
•Adjusted EBITDA* $129.9 million, down 20%

Full Year 2023 Results
•Revenues $2.1 billion, up 1%
•GAAP EPS (basic) from Continuing Operations $0.87, down $1.80
•GAAP Pretax Earnings from Continuing Operations $84.2 million, including $24.4 million non-cash pension settlement expense
•Adjusted Pretax Earnings* $146.7 million, down 44%
•Adjusted EPS* $1.46, down $0.82 or 36%
•Adjusted EBITDA* $562 million, down 12%
•GAAP Operating Cash Flows $654 million, up 39% and Adjusted Free Cash Flow* $435 million, up 52%

Joe Hete, chairman and chief executive officer of ATSG, said, "As expected, the fourth quarter saw lower demand in our leasing segment and reduced demand in our passenger airline operations. Flying for the U.S. military decreased throughout the quarter, and fewer leased Boeing 767-200 freighters in service continued to affect results at our leasing segment. Despite challenges in the second half of 2023, we converted and leased thirteen aircraft, including our first three Airbus A321-200 freighters. We have substantially reduced our capital spending plans, and now expect to generate positive cash flow in 2024."

2023 Operating Highlights
•Ten more dry leases of newly converted Boeing 767-300 freighters, plus dry leases of three newly converted A321-200 freighters. One of those newly converted 767-300 freighters is operated by an ATSG cargo airline under a Crew, Maintenance and Insurance (CMI) agreement.
•Three more customer-provided 767-300 freighters were subleased to and operated by an ATSG cargo airline during 2023, for a total of sixteen such aircraft in the fleet at the end of the year.
2023 Financial Highlights
•Revenue of $2.1 billion in 2023, an increase of $25 million from 2022, due primarily to a full year of contributions from six new leases of 767-300s made in 2022, as well as partial-year contributions from 2023 leases of the ten newly converted 767-300 freighters and three newly converted A321-200 freighters.
•$562 million in Adjusted EBITDA for 2023, down $79 million. Weaker performance in our airline operations and lower leasing segment results attributable to the 767-200 freighter fleet more than offset the benefits of newly converted 767-300 freighter leases. The decline in Adjusted EBITDA from the 767-200 freighter aircraft leases and related engines was approximately $33 million.
•Growth investments of $574 million. These investments supported leased freighter deployments in 2023, and those we aim to deploy in 2024 and 2025.
•Repurchases of 7.4 million ATSG common shares in 2023. Shares repurchased since October 2022 represent 13% of the 74 million shares outstanding at the beginning of 2022.
•Secured $400 million of additional debt capital via a new six-year convertible bond offering; proceeds were used primarily to retire other existing debt and repurchase shares.

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to the most directly comparable financial measures calculated and presented in accordance with GAAP at the end of this release.

Segment Results
Cargo Aircraft Management (CAM)
•Aircraft leasing and related revenues increased 15% for the fourth quarter and 5% for the year, reflecting the 2023 benefit of a full year of revenues from six 767-300 freighters leased during 2022, plus partial-year revenues from ten additional 767-300s and three A321-200s leased in 2023. CAM's revenues versus the prior year were negatively impacted by fewer 767-200s in service.
•CAM’s fourth-quarter pretax earnings decreased $11 million, or 34%, to $21 million versus the prior-year quarter, and decreased by $34 million, or 23% to $109 million for the full year. More than 90% of the year-over-year reduction in CAM's pretax earnings stemmed from lower 767-200 freighter and engine lease results. For the fourth quarter and full year, interest expense increased by $6 million and $17 million, respectively. For the full year, depreciation increased by $12 million.
•At the end of 2023, ninety CAM-owned freighter aircraft were leased to external customers, one fewer than a year ago. Ten 767-200 freighters were removed from service during the year. Five 767-200s and three 767-300s were sold during the year.
•Twenty-three CAM-owned aircraft were in or awaiting conversion to freighters at the end of 2023, one more than at the end of 2022. This included fourteen 767s, six A321s, and three A330s. Four CAM-owned freighter aircraft were staging for future lease.

ACMI Services
•Pretax losses were $2 million in the fourth quarter, versus gains of $26 million in 2022. Full-year pretax earnings were $32 million for 2023 and $95 million in 2022. The reductions stemmed from fewer block hours flown for the U.S. military, and lower overall margins on our cargo revenues. For the quarter and the full year, interest expense increased by $2 million and $7.5 million, respectively.
•Revenue block hours for ATSG's airlines decreased 4% for the fourth quarter and 1% for 2023 over 2022. The decrease for 2023 included one fewer aircraft in service than a year ago. Cargo block hours decreased 2% for the fourth quarter and were flat for the year. Passenger block hours were down 12% for the quarter and down 4% for the year, driven primarily by the conflicts in the Middle East.

2024 Outlook
ATSG expects Adjusted EBITDA of approximately $506 million in 2024, down $56 million from 2023. Those forecasts exclude any contribution from additional aircraft leases or flying opportunities not currently under contractual commitment, which could generate additional Adjusted EBITDA above $506 million. Capital spending in 2024 is projected at $410 million, down $380 million from 2023.
Key factors in our 2024 Adjusted EBITDA forecast are:
•$55 million decline in earnings related to our 767-200 freighters versus 2023, due to fewer leased freighters and lower engine utilization.
•Four additional external dry leases of 767-300 freighters, two of which have already been delivered.
•Three 767-300 freighters returned upon lease expiration, including two late in the second half.
•Lower block hours at our airline operations.
The factors outlined below could, if achieved, yield $30 million more Adjusted EBITDA than our projection:
•New lease commitments for available aircraft.
•Opportunities for additional ACMI flying.
The projection for Adjusted EPS is 55 cents to 80 cents diluted for 2024. The estimate reflects higher depreciation, interest expense, and income taxes. That range matches the range implied by our base $506 million and the potential upside we provided. It also assumes a stable share count at current levels.
ATSG's total projected capital spend of $410 million for 2024 includes growth capital of $245 million, versus $574 million in 2023, and reflects fewer aircraft conversions and feedstock purchases. The expected $50 million reduction in sustaining capital expenditures to $165 million is driven by fewer expected engine overhauls.
Hete continued, “Our reduced spending outlook for 2024 greatly improves our cash generation expectations this year, even with lower expected earnings, leading to our goal of positive free cash flow for the year. Our growth investments have positioned us to deploy more freighters rapidly as market conditions improve. Our outlook for 2025 is for continued improvement in our cash flow based on an increase in Adjusted EBITDA and an even lower capex spend."
ATSG’s financial statements on Form 10-K are expected to be filed by February 29, 2024, and will be made available on the company’s website (www.atsginc.com).

Non-GAAP Financial Measures
This release, including the attached tables reconciling results to Generally Accepted Accounting Principles ("GAAP") in the United States, contains financial measures that are not calculated and presented in accordance with GAAP ("non-GAAP financial measures"), as further described in such tables. Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.

The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts. For example, certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on, among other things, the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain. As a result, the Company believes such reconciliations of forward-looking information would imply a degree of precision and certainty that could be confusing to investors.

Conference Call
ATSG will host an investor conference call on Tuesday, February 27, 2023, at 10 a.m. Eastern Time to review its financial results for fourth quarter and full year 2023, and its outlook for 2024. Live call participants must register via this link, which is also available at ATSG’s website, www.atsginc.com under “Investors” and “Presentations.” Once registered, call participants will receive dial-in numbers and a unique Personal Identification Number (PIN) that must be entered to join the live call. Listen-only access to live and replay versions of the call, including slides, will be available via a webcast link at the same ATSG website location. Slides that accompany management’s discussion of fourth-quarter results may be downloaded from there starting shortly before the start of the call at 10 a.m.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Cautionary Note on Forward-Looking Statements

Throughout this release, Air Transport Services Group, Inc. (“ATSG") makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve inherent risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of assets under management, technological developments, economic trends, expected transactions and similar matters. The words “may,” “believe,” “expect,” “anticipate,” “target,” “goal,” “project,” “estimate,” “guidance,” “forecast,” “outlook,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend” and variations of such words and similar expressions identify forward-looking statements. Similarly, descriptions of ATSG’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements are susceptible to a number of risks, uncertainties and other factors. While ATSG believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, ATSG’s actual results and experiences could differ materially from the anticipated results or other expectations expressed in its forward-looking statements. A number of important factors could cause ATSG's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the United States, which may be more severe or persist longer than we currently expect; (viii) the impact of the current competitive labor market, which could restrict our ability to fill key positions; (ix) changes in general economic and/or industry-specific conditions, including inflation and regulatory changes; and (x) other uncontrollable factors such as geopolitical tensions or conflicts and human health crises. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements are discussed in “Risk Factors” in Item 1A of ATSG's Form 10-K and are contained from time to time in its other filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. New risks and uncertainties arise from time to time, and factors that ATSG currently deems immaterial may become material, and it is impossible for ATSG to predict these events or how they may affect it. These forward-looking statements were based only on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. ATSG does not endorse any projections regarding future performance that may be made by third parties.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
REVENUES	$517,040	$533,025	$2,070,611	$2,045,469

OPERATING EXPENSES
Salaries, wages and benefits	173,657	172,424	685,940	666,950
Depreciation and amortization	89,314	84,338	342,985	331,064
Maintenance, materials and repairs	63,929	45,465	212,767	162,122
Fuel	65,482	73,432	278,528	275,512
Contracted ground and aviation services	18,450	20,264	74,273	77,026
Travel	31,586	29,445	128,584	111,989
Landing and ramp	4,347	3,710	17,486	16,583
Rent	7,506	8,323	31,703	30,437
Insurance	1,503	2,442	9,790	9,666
Other operating expenses	24,628	20,669	88,723	78,637
	480,402	460,512	1,870,779	1,759,986

OPERATING INCOME	36,638	72,513	199,832	285,483
OTHER INCOME (EXPENSE)
Interest income	181	335	766	415
Settlement and non-service component of retiree benefit (loss) gains	(27,363)	4,635	(37,017)	20,046
Debt issuance costs	—	—	(936)	—
Net gain (loss) on financial instruments	(3,754)	(380)	(962)	9,022
Losses from non-consolidated affiliates	(342)	(2,030)	(4,740)	(7,607)
Interest expense	(20,951)	(13,834)	(72,704)	(46,861)
	(52,229)	(11,274)	(115,593)	(24,985)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,591)	61,239	84,239	260,498
INCOME TAX EXPENSE	4	(18,995)	(24,491)	(64,060)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(15,587)	42,244	59,748	196,438

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	579	407	579	2,143
NET EARNINGS (LOSS)	$(15,008)	$42,651	$60,327	$198,581

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$(0.24)	$0.58	$0.87	$2.67
Diluted	$(0.24)	$0.50	$0.82	$2.26

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	64,876	72,590	68,641	73,611
Diluted	64,876	86,380	75,561	88,324

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,555	$27,134
Accounts receivable, net of allowance of $1,066 in 2023 and $939 in 2022	215,581	301,622
Inventory	49,939	57,764
Prepaid supplies and other	26,626	31,956
TOTAL CURRENT ASSETS	345,701	418,476

Property and equipment, net	2,820,769	2,402,408
Customer incentive	60,961	79,650
Goodwill and acquired intangibles	482,427	492,642
Operating lease assets	54,060	74,070
Other assets	118,172	122,647
TOTAL ASSETS	$3,882,090	$3,589,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$227,652	$192,992
Accrued salaries, wages and benefits	56,650	56,498
Accrued expenses	10,784	12,466
Current portion of debt obligations	54,710	639
Current portion of lease obligations	20,167	23,316
Unearned revenue and grants	30,226	21,546
TOTAL CURRENT LIABILITIES	400,189	307,457
Long term debt	1,707,572	1,464,285
Stock warrant obligations	1,729	695
Post-retirement obligations	19,368	35,334
Long term lease obligations	34,990	51,575
Other liabilities	64,292	62,861
Deferred income taxes	285,248	255,180

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 65,240,961 and 72,327,758 shares issued and outstanding in 2023 and 2022, respectively	652	723
Additional paid-in capital	836,270	986,303
Retained earnings	589,209	528,882
Accumulated other comprehensive loss	(57,429)	(103,402)
TOTAL STOCKHOLDERS’ EQUITY	1,368,702	1,412,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,882,090	$3,589,893

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

OPERATING CASH FLOWS	$127,988	$74,050	$654,081	$472,120

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(151,103)	(109,636)	(573,976)	(412,595)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(61,004)	(41,437)	(219,471)	(186,836)
Proceeds from property and equipment	18,602	12,154	29,118	15,913
Acquisitions and investments in businesses	—	(312)	(1,600)	(16,545)
TOTAL INVESTING CASH FLOWS	(193,505)	(139,231)	(765,929)	(600,063)

FINANCING ACTIVITIES:
Principal payments on secured debt	(45,105)	(20,103)	(225,639)	(365,628)
Proceeds from revolver borrowings	115,000	115,000	335,000	625,000
Proceeds from convertible note issuance	—	—	400,000	—
Payments for financing costs	—	(1,803)	(10,779)	(1,803)
Repurchase of convertible notes	—	—	(203,247)	—
Repurchase of senior unsecured notes	—	—	—	(115,204)
Purchase of common stock	—	(53,868)	(155,349)	(53,868)
Taxes paid for conversion of employee awards	(1,408)	(1,397)	(2,986)	(2,916)
Other financing related proceeds	—	—	1,269	—
TOTAL FINANCING CASH FLOWS	68,487	37,829	138,269	85,581

NET INCREASE (DECREASE) IN CASH	$2,970	$(27,352)	$26,421	$(42,362)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$50,585	$54,486	$27,134	$69,496
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$53,555	$27,134	$53,555	$27,134

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues
CAM
Aircraft leasing and related revenues	$130,987	$113,640	$476,487	$454,804
Lease incentive amortization	(3,096)	(5,029)	(15,449)	(20,118)
Total CAM	127,891	108,611	461,038	434,686
ACMI Services	334,202	369,385	1,399,764	1,404,348
Other Activities	112,288	111,489	446,506	430,326
Total Revenues	574,381	589,485	2,307,308	2,269,360
Eliminate internal revenues	(57,341)	(56,460)	(236,697)	(223,891)
Customer Revenues	$517,040	$533,025	$2,070,611	$2,045,469

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	20,889	31,421	109,415	143,008
ACMI Services, inclusive of government grants and interest expense	(2,051)	25,931	32,006	95,198
Other Activities	(2,552)	2,019	(11,165)	2,579
Net, unallocated interest expense	(418)	(357)	(2,362)	(1,748)
Settlement and non-service components of retiree benefit credit	(27,363)	4,635	(37,017)	20,046
Debt issuance costs	—	—	(936)	—
Net gain (loss) on financial instruments	(3,754)	(380)	(962)	9,022
Loss from non-consolidated affiliates	(342)	(2,030)	(4,740)	(7,607)
Earnings (Loss) from Continuing Operations before Income Taxes (GAAP)	$(15,591)	$61,239	$84,239	$260,498

Adjustments to Pretax Earnings from Continuing Operations
Add customer incentive amortization	3,912	5,821	18,689	23,263
Add loss from non-consolidated affiliates	342	2,030	4,740	7,607
Less debt issuance costs	—	—	936	—
Less net (gain) loss on financial instruments	3,754	380	962	(9,022)
Less settlement and non-service components of retiree benefit credit	27,363	(4,635)	37,017	(20,046)
Add net charges for hangar foam incident	26	18	97	978
Adjusted Pretax Earnings (non-GAAP)	$19,806	$64,853	$146,680	$263,278
Adjusted Pretax Earnings (non-GAAP) excludes certain items included in GAAP-based Pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods, or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Earnings (Loss) from Continuing Operations Before Income Taxes	$(15,591)	$61,239	$84,239	$260,498
Interest Income	(181)	(335)	(766)	(415)
Interest Expense	20,951	13,834	72,704	46,861
Depreciation and Amortization	89,314	84,338	342,985	331,064
EBITDA from Continuing Operations (non-GAAP)	$94,493	$159,076	$499,162	$638,008
Add customer incentive amortization	3,912	5,821	18,689	23,263
Add start-up loss from non-consolidated affiliates	342	2,030	4,740	7,607
Less debt issuance cost	—	—	936	—
Less net (gain) loss on financial instruments	3,754	380	962	(9,022)
Add non-service components of retiree benefit credits and the impact of settlements	27,363	(4,635)	37,017	(20,046)
Add net charges for hangar foam fire suppression system discharge	26	18	97	978

Adjusted EBITDA (non-GAAP)	$129,890	$162,690	$561,603	$640,788

Management uses Adjusted EBITDA (non-GAAP, defined below) to assess the performance of the Company's operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components and the impact of settlements related to frozen retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations the recognition of charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations (defined below), a commonly referenced metric, as a subtotal toward calculating Adjusted EBITDA.

EBITDA from Continuing Operations (non-GAAP) is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs, pension plan settlement charges, amortization of warrant-based customer incentive costs recorded in revenue, charge off of debt issuance costs upon refinancing, costs from non-consolidated affiliates and charges related to the discharge of a foam fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

OPERATING CASH FLOWS (GAAP)	$127,988	$74,050	$654,081	$472,120
Sustaining capital expenditures	(61,004)	(41,437)	(219,471)	(186,836)

ADJUSTED FREE CASH FLOW (non-GAAP)	$66,984	$32,613	$434,610	$285,284

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, stock buy-backs or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE
NON-GAAP RECONCILIATION
(In thousands)
Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP financial measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended				Year Ended
	December 31, 2023		December 31, 2022		December 31, 2023		December 31, 2022
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (Loss) from Continuing Operations - basic (GAAP)	$(15,587)		$42,244		$59,748		$196,438
Gain from warrant revaluation, net tax[1]	(68)		(15)		(174)		(170)
Convertible notes interest charges, net of tax [2]	—		766		2,160		3,051
Earnings (Loss) from Continuing Operations - diluted (GAAP)	(15,655)	$(0.24)	42,995	$0.50	61,734	$0.82	199,319	$2.26
Adjustments, net of tax
Convertible notes interest charges, net of tax [2]	161	—	—	—	—	—	—	—
Customer incentive amortization[3]	3,038	0.05	4,492	0.05	14,539	0.19	17,953	0.20
Settlement and non-service component of retiree benefits[4]	21,250	0.33	(3,577)	(0.04)	28,761	0.38	(15,470)	(0.18)
Derivative and warrant revaluation[5]	2,984	0.04	309	—	1,657	0.02	(6,793)	(0.08)
Loss from affiliates[6]	266	—	1,567	0.02	3,683	0.05	5,871	0.07
Hangar foam incident[7]	20	—	14	—	75	—	755	0.01
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$12,064	$0.18	$45,800	$0.53	$110,449	$1.46	$201,635	$2.28

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted[1]	64,876		86,380		75,561		88,324
Additional shares - stock-based compensation awards [2]	481		—		—		—
Additional shares - convertible notes [2]	1,700		—		—		—
Adjusted Shares (non-GAAP)	67,057		86,380		75,561		88,324

Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings (Loss) from Continuing Operations, Weighted Average Shares - diluted or Earnings (Loss) Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For each quarter, additional shares assumes that Amazon net settled its remaining warrants that were above the strike price. Each year reflects an average of the quarterly shares.
2.Under U.S. GAAP, certain types of convertible debt are treated under the "if-convert method" if dilutive for EPS. Stock-based compensation awards are treated under the "treasury stock method" if dilutive for EPS. The non-GAAP presentation adds the dilutive effects that were excluded under GAAP.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the non-service component and settlement effects of employee post-retirement plans.
5.Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
6.Removes losses for the Company's non-consolidated affiliates.
7.Removes charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	December 31, 2022		December 31, 2023		December 31, 2024 Projected[1]
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200[2]	32	3	22	3	14	3
B767-300	78	8	87	8	90	8
B777-200	—	3	—	3	—	3
B757-200	—	—	—	—	—	—
B757 Combi	—	4	—	4	—	4
A321-200	—	—	3	—	3	—
Total Aircraft in Service	110	18	112	18	107	18

Aircraft available for lease
B767-200	—	—	1	—	—	—
B767-300	—	—	3	—	10	—
A321	—	—	—	—	6	—
A330	—	—	—	—	2	—
Total Aircraft Available for Lease	0	0	4	0	18	0

Aircraft in Cargo Modification
B767-300	9	—	9	—	—	—
A321	3	—	6	—	—	—
A330	—	—	2	—	5	—
Feedstock
B767	6	—	5	—	9	—
A321	4	—	—	—	—	—
A330	—	—	1		1	—
Total Aircraft	132	18	139	18	140	18

Aircraft in Service Deployments
	December 31,		December 31,		December 31,
	2022		2023		2024 Projected

Dry leased without CMI	39		42		43
Dry leased with CMI	52		48		40
Customer provided for CMI	13		16		17
ACMI/Charter[3]	24		24		25

1.Projected aircraft levels for December 31, 2024 include customer commitments for new leases, management's estimates of existing lease renewals, aircraft expected to complete the freighter modification process and scheduled aircraft acquisitions during 2024.
2.As Boeing 767-200 aircraft are retired from service, management plans to use the engines and related parts to support the remaining Boeing 767 fleet and part sales.
3.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.